UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

We previously filed a Current Report on Form 8-K, or the Form 8-K, on July 6, 2015, reporting our acquisition of Pennsylvania Senior Housing Portfolio, as described in such Form 8-K. We are filing this Current Report on Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.

On June 30, 2015, we acquired Pennsylvania Senior Housing Portfolio, which is comprised of the Hanover Facility, the Chestnut Knoll Facility and the Powder Mill Facility. Built in 2005, the Hanover Facility is a three-story, 114-bed independent living facility located in Bethlehem, Pennsylvania that consists of approximately 109,000 square feet. With construction completed in 2000, the Chestnut Knoll Facility is a three-story, assisted living and memory care facility located in Boyertown, Pennsylvania that consists of approximately 62,000 square feet and contains 86 units, 48 of which are designated for assisted living units and 38 of which are designated for memory care units. Built in four stages, beginning in 1986 and completed in 2008, the Powder Mill Facility is a two-story facility located in York, Pennsylvania that offers assisted living, independent living and memory care services. The Powder Mill Facility consists of approximately 89,000 square feet and contains 145 units, 98 of which are designated for assisted living units, 24 of which are designated for independent living units and 23 of which are designated for dementia care units.

In evaluating Pennsylvania Senior Housing Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including our evaluation of property condition reports, the respective locations, visibility and access to the facilities, the age, physical condition and curb appeal of the facilities, neighboring property uses, local market conditions and general economic conditions and patient demand.

Item 9.01 Financial Statements and Exhibits.

			Page
(a)	Financial statements of business acquired.

	Pennsylvania Senior Housing Portfolio

	I.	Independent Auditors’ Report	4

	II.	Combined Balance Sheets as of December 31, 2014 and March 31, 2015 (unaudited)	5

	III.	Combined Statements of Comprehensive Income For The Year Ended December 31, 2014 and For the Three Months Ended March 31, 2014 (unaudited) and March 31, 2015 (unaudited)	6

	IV.	Combined Statements of Partners’ Deficit For The Year Ended December 31, 2014 and For The Three Months Ended March 31, 2015 (unaudited)	7

	V.	Combined Statements of Cash Flows For The Year Ended December 31, 2014 and For The Three Months Ended March 31, 2014 (unaudited) and March 31, 2015 (unaudited)	8

	VI.	Notes to Combined Financial Statements	9

(b)	Pro forma financial information.

	Griffin-American Healthcare REIT III, Inc.

	I.	Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 31, 2015, for the Three Months Ended March 31, 2015 and for the Year Ended December 31, 2014	18

	II.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015	19

	III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2015	20

	IV.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014	21

	V.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	22

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Audit Firm, KMJ Corbin & Company LLP, dated September 9, 2015

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Pennsylvania Senior Housing Portfolio

We have audited the accompanying combined financial statements of Pennsylvania Senior Housing Portfolio (the “Portfolio”), which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of comprehensive income, partners’ deficit and cash flows for the year then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pennsylvania Senior Housing Portfolio as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
September 9, 2015

PENNSYLVANIA SENIOR HOUSING PORTFOLIO

COMBINED BALANCE SHEETS

	December 31,	March 31,
	2014	2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,893,000	$1,538,000
Accounts receivable	57,000	30,000
Related party receivables	53,000	23,000
Prepaid and other current assets	241,000	460,000
Restricted cash	612,000	635,000
Total current assets	2,856,000	2,686,000

Property and equipment, net	26,541,000	26,355,000

Goodwill	2,100,000	2,100,000

Other assets, net	567,000	506,000

	$32,064,000	$31,647,000

LIABILITIES AND PARTNERS’ DEFICIT

Current liabilities:
Mortgage loans payable, current portion	$688,000	$695,000
Accounts payable and accrued expenses	553,000	660,000
Related party payables	228,000	223,000
Deferred revenues	287,000	353,000
Security deposits	355,000	346,000
Total current liabilities	2,111,000	2,277,000

Mortgage loans payable, net of current portion	35,218,000	35,040,000
Interest rate swap obligation	936,000	867,000
Total liabilities	38,265,000	38,184,000

Commitments and contingencies

Partners’ deficit	(6,201,000)	(6,537,000)

	$32,064,000	$31,647,000
See accompanying notes to combined financial statements

PENNSYLVANIA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

	For The Year Ended December 31,	For The Three Months Ended March 31,
	2014	2014	2015
		(Unaudited)	(Unaudited)
Operating revenues:
Resident fees and services	$16,387,000	$4,077,000	$4,208,000

Operating expenses:
Property operating expenses	5,951,000	1,470,000	1,467,000
General and administrative	4,382,000	1,147,000	1,209,000
Depreciation and amortization	1,245,000	292,000	313,000
Total operating expenses	11,578,000	2,909,000	2,989,000

Operating income	4,809,000	1,168,000	1,219,000

Other expense:
Interest expense, net	(2,146,000)	(535,000)	(525,000)
Other expense	(79,000)	(21,000)	(20,000)
Total other expense, net	(2,225,000)	(556,000)	(545,000)

Net income	2,584,000	612,000	674,000

Other comprehensive income:
Unrealized gain on interest rate swap obligation	415,000	105,000	69,000

Comprehensive income	$2,999,000	$717,000	$743,000
See accompanying notes to combined financial statements

PENNSYLVANIA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF PARTNERS’ DEFICIT

For The Year December 31, 2014 and
For The Three Months Ended March 31, 2015 (Unaudited)

Total Partners’ Deficit
Balance at January 1, 2014	$(6,945,000)
Net income	2,584,000
Unrealized gain on interest rate swap obligation	415,000
Distributions to partners	(2,255,000)
Balance at December 31, 2014	(6,201,000)
Net income (unaudited)	674,000
Unrealized gain on interest rate swap obligation (unaudited)	69,000
Distributions to partners (unaudited)	(1,079,000)
Balance at March 31, 2015 (unaudited)	$(6,537,000)
See accompanying notes to combined financial statements

PENNSYLVANIA SENIOR HOUSING PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,	For The Three Months Ended March 31,
	2014	2014	2015
		(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,584,000	$612,000	$674,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,245,000	292,000	313,000
Amortization of loan fees and related debt costs	61,000	15,000	14,000
Changes in operating assets and liabilities:
Accounts receivable	(14,000)	(17,000)	27,000
Prepaid and other current assets	(12,000)	(168,000)	(193,000)
Related party receivables	(11,000)	6,000	30,000
Restricted cash	70,000	(26,000)	(23,000)
Other assets	(47,000)	—	47,000
Accounts payable and accrued expenses	(526,000)	(586,000)	107,000
Related party payables	5,000	(10,000)	(5,000)
Deferred revenues	(105,000)	(90,000)	66,000
Security deposits	7,000	(4,000)	(9,000)
Net cash provided by operating activities	3,257,000	24,000	1,048,000

Cash flows used in investing activities:
Purchases of property and equipment	(421,000)	(81,000)	(153,000)

Cash flows from financing activities:
Principal payments on mortgage loans payable	(648,000)	(160,000)	(171,000)
Partners’ distributions	(2,255,000)	(428,000)	(1,079,000)

Net cash used in financing activities	(2,903,000)	(588,000)	(1,250,000)

Net change in cash and cash equivalents	(67,000)	(645,000)	(355,000)

Cash and cash equivalents, beginning of period	1,960,000	1,960,000	1,893,000

Cash and cash equivalents, end of period	$1,893,000	$1,315,000	$1,538,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,105,000	$493,000	$483,000
Cash paid for income taxes	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Change in fair value of interest rate swap obligation	$415,000	$105,000	$69,000

Reclassification between prepaid and other current assets to property and equipment, net	$—	$—	$26,000
See accompanying notes to combined financial statements

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
The Pennsylvania Senior Housing Portfolio, or the Portfolio or the Communities, consists of three assisted living and independent living facilities located in Bethlehem, Pennsylvania, or the Hanover Facility, Boyertown, Pennsylvania, or the Chestnut Knoll Facility, and York, Pennsylvania, or the Powder Mill Facility, the operations of the Communities, and certain real property and improvements located adjacent to the Chestnut Knoll Facility.

The Hanover Facility is a three-story, 114-bed independent living facility that consists of approximately 109,000 square feet. The Chestnut Knoll Facility is a three-story, assisted living and memory care facility that consists of approximately 62,000 square feet and contains 86 units, 48 of which are designated for assisted living units and 38 of which are designated for memory care units. The Powder Mill Facility is a two-story facility that offers assisted living, independent living and memory care services, and consists of approximately 89,000 square feet and contains 145 units, 98 of which are designated for assisted living units, 24 of which are designated for independent living units and 23 of which are designated for dementia care units.

Basis of Presentation
The accompanying combined financial statements include the accounts of Abeking Associates, L.P., Westrum Hanover LP, One Boyertown Properties, LP, and Two Boyertown Properties LP. One Boyertown Properties, LP operates two divisions, including its facility division and its home healthcare division. The accompanying combined financial statements include the financial statements of One Boyertown Properties, LP on a carve-out basis to reflect the historical balance sheets, statements of comprehensive income, changes in partners’ deficit, and cash flows attributed to One Boyertown Properties, LP’s facility division only, and do not include the historical balance sheets, statements of comprehensive income, changes in partners’ deficit, and cash flows of One Boyertown Properties, LP’s home healthcare division. Management believes that because the facility division was operated separately from its home healthcare division, the historical accounts of One Boyertown Properties, LP’s facility division are representative of the financial position, results of operations, and cash flows of its facility division, since the assets, liabilities, revenues, and expenses included in these combined financial statements are directly identifiable to its facility division, and no allocation of costs and expenses are necessary.
On June 30, 2015, GAHC3 Pennsylvania Senior Housing Portfolio, LLC, a subsidiary of Griffin-American Healthcare REIT III, Inc., or GAHCR III, acquired the Portfolio from these entities (see Note 11).
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. All intercompany transactions have been eliminated upon combination.

Interim Financial Information
The interim financial information as of March 31, 2015 and for the three months ended March 31, 2014 and 2015 is unaudited and has been prepared on the same basis as the audited combined financial statements. In the opinion of management, such unaudited information includes all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the interim information. Operating results for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. All references to March 31, 2015 or to the three months ended March 31, 2014 and 2015 in the notes to the combined financial statements are unaudited.

Cash and Cash Equivalents
Management considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. There were no restrictions on the use of the Portfolio’s operating cash balances as of December 31, 2014 and March 31, 2015.

Concentration of Risk
The Portfolio maintains cash accounts with major financial institutions. The cash balances consist of business checking accounts and money market accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. At times, the balances in these accounts may exceed the insured amounts. The Portfolio considers balances in excess of the insured amounts to potentially be a concentration of credit risk. However, the Portfolio has not experienced any losses with respect to cash balances in excess of government-provided insurance and does not anticipate any losses in the future.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Accounts Receivable
Accounts receivable are reported net of an allowance for doubtful accounts. On a periodic basis, the Portfolio evaluates its accounts receivable and establishes an allowance for losses on probable uncollectible amounts based primarily upon evaluations of historical loss experience, security deposits, and current economic conditions and other relevant factors. As of December 31, 2014 and March 31, 2015 (unaudited), there was no allowance for uncollectible receivables deemed necessary.
As of December 31, 2014, two residents represented 40% of the combined accounts receivable balance. As of March 31, 2015 (unaudited), five residents represented 72% of the combined accounts receivable balance.

Restricted Cash
Restricted cash is primarily comprised of amounts required for replacement reserves, property tax reserves, and insurance reserves, which are restricted as to use or withdrawal.

Property and Equipment
Property and equipment are carried at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives, which range from five to twenty-eight years. Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease. Equipment under capital leases is amortized using the straight-line method over the lease term or the estimated useful life of the equipment, as appropriate, depending on the nature of the lease. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation and amortization of assets are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in the statement of comprehensive income.

Goodwill
Management follows ASC 350, Goodwill and Other Intangible Assets, and tests goodwill for impairment annually or whenever indicators of impairment arise. Management first assesses qualitative factors to determine whether it is necessary to perform a two-step quantitative impairment test. Management is not required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The quantitative goodwill impairment test is based upon a comparison of the estimated fair value of the reporting unit to which the goodwill has been assigned with the reporting unit’s carrying value. The fair values used in this evaluation are estimated based upon discounted future cash flow projections for the reporting unit. These cash flow projections are based upon a number of estimates and assumptions such as revenue and expense growth rates, capitalization rates and discount rates.

Other Assets
Other assets consist primarily of mortgage loan fees and related costs. Amortizable other assets are recorded at cost and amortized using the effective interest method over the life of the respective mortgage loans payable.

Impairment of Long-Lived Assets
Management reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges were incurred for the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015. There can be no assurances, however, that market conditions will not change or demand for the Portfolio’s services will continue, which could result in impairment of long-lived assets in the future.

Interest Rate Swap Obligation
The Portfolio is exposed to the effect of interest rate changes in the normal course of business. Management seeks to mitigate these risks by following established risk management policies and procedures which include the occasional use of derivatives.
Management’s primary strategy in entering into derivative contracts, such as fixed interest rate swaps, is to add stability to interest expense and to manage its exposure to interest rate movements by effectively converting a portion of its variable rate debt to fixed rate debt. Management does not enter into derivative instruments for speculative purposes.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Derivatives are recognized as either assets or liabilities in the Portfolio’s accompanying combined balance sheets and are measured at fair value in accordance with FASB ASC 815, Derivatives and Hedging, or ASC 815. ASC 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.
Management’s purpose in entering into this swap arrangement was to hedge against the risk of interest rate increases on the related variable rate debt. Accordingly, the swap arrangement is classified as a cash-flow hedging activity and represents a derivative financial instrument. This derivative financial instrument is not held for trading purposes. Management accounts for this derivative financial instrument in accordance with ASC 815. Accordingly, the derivative financial instrument is reflected in the accompanying combined balance sheets at its settlement value. Since the instrument is classified as a hedging activity, changes in the fair value of this instrument are recognized as a component of other comprehensive income. The cash flow effects of the swap arrangement are reported as adjustments to interest expense.

Revenue Recognition
The Portfolio’s revenue is derived from resident fees and services. Resident fees and services revenue are recorded when services are rendered and include room charges, community fees, and other resident charges. Agreements with residents are for a term of one month and are cancelable by residents with thirty days’ notice. Resident fees are billed monthly in advance and deferred revenue arises from the prepayment of resident fees. Deferred revenues were $287,000 and $353,000 (unaudited) as of December 31, 2014 and March 31, 2015, respectively.

Use of Estimates
The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Fair Value Measurements
Management follows the relevant accounting guidance to account for the fair value of certain assets and liabilities. The accounting guidance defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The accounting guidance applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.
The accounting guidance emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, the accounting guidance establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that management has the ability to access. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The following table presents the Portfolio’s interest rate swap obligation measured at settlement value on a recurring basis as of December 31, 2014 and March 31, 2015 classified using the valuation hierarchy:

	Level 3	Level 3
	Carrying Value	Carrying Value
	December 31,	March 31,
	2014	2015
		(Unaudited)

Interest rate swap obligation	$936,000	$867,000
The following table provides a reconciliation of the beginning and ending balances for the Portfolio’s interest rate swap obligation measured at settlement value using Level 3 inputs:

	For the Year
	Ended	For the Three Months Ended
	December 31,	March 31,
	2014	2014	2015
		(Unaudited)	(Unaudited)

Beginning Balance	$1,351,000	$1,351,000	$936,000
Change in settlement value	(415,000)	(105,000)	(69,000)

Ending balance	$936,000	$1,246,000	$867,000

Income Taxes
No income tax provision has been made in the accompanying combined financial statements since the partners are responsible for reporting their respective share of the income or loss in their own income tax returns.
Management evaluates its tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions will “more-likely-than-not” be sustained by the Portfolio upon challenge by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold and that would result in a tax benefit or expense to the Portfolio would be recorded as a tax benefit or expense in the current period. For the year ended December 31, 2014, and for the three months ended March 31, 2014 and 2015, the Portfolio did not recognize any amounts for unrecognized tax benefits. A reconciliation is not provided herein, as the beginning and ending amounts of unrecognized benefits are zero, with no interim additions, reductions or settlements. Tax years 2011 through present remain subject to examination by the U.S. taxing authorities.

New Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09. ASU 2014-09 replaces substantially all industry-specific revenue recognition requirements and converges areas under this topic with International Financial Reporting Standards. ASU 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions in ASU 2014-09 include capitalizing and amortizing certain contract costs, ensuring the time value of money is considered in the applicable transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. For non-public entities ASU 2014-09 is effective for reporting periods beginning after December 15, 2018. ASU 2014-09 does not apply to lease contracts accounted for under Leases (Topic 840). Management expects to adopt this new guidance in its combined financial statements.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30), or ASU 2015-03, to amend the accounting guidance for the presentation of debt issuance costs. The standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for non-public entities for fiscal years beginning after December 15, 2015 and retrospective application is required. Early adoption of the guidance is permitted. Management expects to adopt this new guidance in its combined financial statements.

Subsequent Events
Management has evaluated subsequent events through September 9, 2015, the date the combined financial statements were available to be issued, and determined that no subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.
NOTE 2 — RESTRICTED CASH
Restricted cash consists of the following:

	December 31,	March 31,
	2014	2015
		(Unaudited)

Replacement reserve	$309,000	$336,000
Mortgage insurance and insurance escrow	144,000	94,000
Tax escrow	159,000	205,000

	$612,000	$635,000
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	December 31,	March 31,
	2014	2015
		(Unaudited)

Land	$3,785,000	$3,785,000
Building	32,215,000	32,215,000
Automobiles	66,000	66,000
Machinery and equipment	1,622,000	1,622,000
Furniture and fixtures	1,950,000	2,057,000
Leasehold improvements	831,000	851,000
	40,469,000	40,596,000

Less accumulated depreciation and amortization	(13,928,000)	(14,241,000)

	$26,541,000	$26,355,000
Depreciation and amortization expense of property and equipment for the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015 totaled $1,245,000, $292,000 (unaudited), and $313,000 (unaudited), respectively, and is recorded in depreciation and amortization in the accompanying combined statements of comprehensive income.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 4 — OTHER ASSETS
Other assets, net consists of the following:

	December 31,	March 31,
	2014	2015
		(Unaudited)

Loan fees and related debt costs	$873,000	$873,000
Deposits and other assets	62,000	15,000
	935,000	888,000

Less accumulated amortization	(368,000)	(382,000)

	$567,000	$506,000

Amortization of other assets for the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015 totaled $61,000, $15,000 (unaudited), and $14,000 (unaudited), respectively, and is recorded as a component of interest expense in the accompanying combined statements of comprehensive income.
NOTE 5 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31,	March 31,
	2014	2015
		(Unaudited)

Accounts payable	$202,000	$276,000
Accrued payroll and benefits	278,000	307,000
Other accrued expenses	73,000	77,000

	$553,000	$660,000
NOTE 6 — INTEREST RATE SWAP OBLIGATION

In connection with the One Boyertown Properties, LP mortgage loan payable (see Note 7), One Boyertown Properties, LP also entered into an interest swap agreement on the same date. As the interest swap agreement meets the criteria to be classified as a cash-flow hedging relationship, this allows One Boyertown Properties, LP to record the interest rate swap obligation at settlement value with changes in settlement value recorded as a component of other comprehensive income. For the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015, the Portfolio recorded an unrealized gain of $415,000, $105,000 (unaudited), and $69,000 (unaudited), respectively, as a component of other comprehensive income in the accompanying combined statements of comprehensive income related to the change in the settlement value of the interest rate swap obligation. As of December 31, 2014 and March 31, 2015, the interest rate swap obligation totaled $936,000 and $867,000 (unaudited), respectively, and is included in interest rate swap obligation in the accompanying combined balance sheets.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 7 — MORTGAGE LOANS PAYABLE

Mortgage loans payable consists of the following:

	December 31,	March 31,
	2014	2015
		(Unaudited)

One Boyertown Properties, LP mortgage loan payable to a financial institution, bearing interest at the one month LIBOR rate plus one and thirty-seven hundredths percent (totaling 1.52% and 1.54% as of December 31, 2014 and March 31, 2015, respectively). One Boyertown Properties, LP entered into an interest rate swap agreement on April 2, 2007 (see Note 6). Future monthly principal payments are $22,000 through March 2015, $23,000 through March 2016, and $25,000 through February 2017, with a balloon payment of $8,599,000 due on March 1, 2017.	$9,235,000	$9,169,000
Westrum Hanover, LP mortgage loan payable to HUD, bearing interest of 6.07% per annum, payable in monthly installments of principal and interest of $78,706 (excluding required reserve amounts) through January 2020.	12,214,000	12,163,000
Abeking Associates, L.P. mortgage loan payable to HUD, bearing interest of 4.72% per annum, payable in monthly installments of principal and interest of $74,687 (excluding required reserve amounts) through May 2045.	14,457,000	14,403,000
	35,906,000	35,735,000

Less current portion	(688,000)	(695,000)

	$35,218,000	$35,040,000

Aggregate annual maturities of mortgage loans payable as of December 31, 2014 are as follows:

Years Ending
December 31,	Amount

2015	$688,000
2016	728,000
2017	9,138,000
2018	490,000
2019	517,000
Thereafter	24,345,000

$35,906,000

Interest expense on mortgage loans payable was $2,085,000, $520,000 (unaudited), and $511,000 (unaudited) for the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015, respectively, and is recorded in interest expense, net in the the accompanying combined statements of comprehensive income.
NOTE 8 — PARTNERS’ DEFICIT

For the year ended December 31, 2014 and for the three months ended March 31, 2015, the Portfolio distributed cash in the amounts of $2,255,000 and $1,079,000 (unaudited), respectively, to its partners, based on their ownership percentages.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 9 — RELATED PARTY TRANSACTIONS

Management Fees
Management fee expense for services provided by Heritage Senior Living LLC, an affiliate of the Portfolio, to the Portfolio, amounted to $888,000, $211,000 (unaudited), and $224,000 (unaudited) for the year ended December 31, 2014 and for the three months ended March 31, 2014 and 2015, respectively, and is included in general and administrative expenses in the accompanying combined statements of comprehensive income. As of December 31, 2014 and March 31, 2015, related party payables related to management fees totaled $83,000 and $78,000 (unaudited), respectively, and are included in related party payables in the accompanying combined balance sheets.

Related Party Receivables
As of December 31, 2014, the Portfolio advanced monies to several affiliated companies for working capital advances. All advances are unsecured, due on demand, and are non-interest bearing. As of December 31, 2014 and March 31, 2015, the related party receivables were $53,000 and $23,000 (unaudited), respectively.

Related Party Payables
An entity affiliated with Two Boyertown Properties, LP pays real estate taxes on behalf of Two Boyertown Properties, LP. As of December 31, 2014 and March 31, 2015 (unaudited), Two Boyertown Properties, LP has recorded related party payables of $145,000 related to these real estate taxes, which are included in related party payables in the accompanying combined balance sheets.
NOTE 10 — COMMITMENTS AND CONTINGENCIES

Litigation
From time to time, the Portfolio may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Portfolio is not a party to any material legal proceedings, nor is management aware of any pending or threatened litigation that would have a material adverse effect on the Portfolio’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Environmental Matters
Management follows a policy of monitoring its properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at its properties, management is not currently aware of any environmental liability with respect to its properties that would have a material effect on its financial position, results of operations or cash flows. Further, management is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that it believes would require additional disclosure or the recording of a loss contingency.

Other
The Portfolio’s other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In management’s view, these matters are not expected to have a material adverse effect on its financial position, results of operations, or cash flows.

Indemnities and Guarantees
During the normal course of business, the Portfolio has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Portfolio indemnifies its employees and agents to the maximum extent permitted under the laws of the Commonwealth of Pennsylvania. Additionally, the Portfolio indemnifies financial institutions against any and all claims, losses, liabilities, damages, penalties, and expenses which the Portfolio may directly or indirectly sustain or suffer resulting from a breach of the mortgage loans payable. Historically, the Portfolio has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying combined balance sheets.

PENNSYLVANIA SENIOR HOUSING PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
For The Year Ended December 31, 2014 and
For The Three Months Ended March 31, 2014 (Unaudited) and 2015 (Unaudited)

NOTE 11 — SUBSEQUENT EVENTS

On June 30, 2015, the Portfolio was acquired by GAHCR III for $87,500,000, plus closing costs, utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure and which allows for GAHCR III to participate in both the rental and operational cash flows of each facility while relying on a third-party manager.

Griffin-American Healthcare REIT III, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
as of March 31, 2015, for the Three Months Ended March 31, 2015
and for the Year Ended December 31, 2014

The accompanying unaudited pro forma condensed consolidated financial statements (including the notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 is presented as if we acquired Pennsylvania Senior Housing Portfolio on March 31, 2015. Pennsylvania Senior Housing Portfolio was acquired using the assumption of a mortgage loan and proceeds, net of offering costs, received from our initial public offering, or our offering, through the acquisition date. However, the pro forma adjustments assume that the proceeds from the assumed loan and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised as of March 31, 2015.

The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are presented as if we acquired Pennsylvania Senior Housing Portfolio on January 1, 2014. Pennsylvania Senior Housing Portfolio was acquired using the assumption of a mortgage loan and proceeds, net of offering costs, received from our offering through the acquisition date. However, the pro forma adjustments assume that the proceeds from the assumed loan and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised as of January 1, 2014.

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

Griffin-American Healthcare REIT III, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2015

	Company Historical(A)	Acquisition of Pennsylvania Senior Housing Portfolio(B)		Company Pro Forma

ASSETS

Real estate investments, net	$518,413,000	$80,599,000		$599,012,000
Real estate notes receivable, net	61,420,000	—		61,420,000
Cash and cash equivalents	1,026,387,000	(76,615,000)		949,772,000
Accounts and other receivables, net	3,869,000	—		3,869,000
Restricted cash	1,073,000	348,000		1,421,000
Real estate and escrow deposits	10,100,000	(3,000,000)		7,100,000
Identified intangible assets, net	52,952,000	8,057,000		61,009,000
Other assets, net	2,404,000	580,000		2,984,000
Total assets	$1,676,618,000	$9,969,000		$1,686,587,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage loans payable, net	$26,735,000	$13,254,000		$39,989,000
Accounts payable and accrued liabilities	15,389,000	—		15,389,000
Accounts payable due to affiliates	680,000	—		680,000
Identified intangible liabilities, net	1,125,000	—		1,125,000
Security deposits, prepaid rent and other liabilities	6,752,000	20,000		6,772,000
Total liabilities	50,681,000	13,274,000		63,955,000

Commitments and contingencies

Redeemable noncontrolling interest	2,000	—		2,000

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 186,324,917 shares issued and outstanding as of March 31, 2015	1,863,000	—	(C)	1,863,000
Additional paid-in capital	1,673,070,000	—	(C)	1,673,070,000
Accumulated deficit	(48,998,000)	(3,305,000)	(D)	(52,303,000)
Total stockholders’ equity	1,625,935,000	(3,305,000)		1,622,630,000
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,676,618,000	$9,969,000		$1,686,587,000
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2015

	Company Historical(E)	Pennsylvania Senior Housing Portfolio Historical(F)	Pro Forma Adjustments		Company Pro Forma
Revenues:
Real estate revenue	$12,763,000	$—	$—		$12,763,000
Resident fees and services	—	4,208,000	—		4,208,000
Total revenues	12,763,000	4,208,000	—		16,971,000
Expenses:
Property operating expenses	3,640,000	1,467,000	253,000	(G)	5,360,000
General and administrative	2,767,000	1,209,000	(38,000)	(H)	3,938,000
Acquisition related expenses	9,408,000	—	(167,000)	(I)	9,241,000
Depreciation and amortization	4,673,000	313,000	554,000	(J)	5,540,000
Total expenses	20,488,000	2,989,000	602,000		24,079,000
(Loss) income from operations	(7,725,000)	1,219,000	(602,000)		(7,108,000)
Other income (expense):
Interest expense	(397,000)	(525,000)	394,000	(K)	(528,000)
Interest income	24,000	—	—		24,000
Other expense	—	(20,000)	20,000	(L)	—
Net (loss) income	(8,098,000)	674,000	(188,000)		(7,612,000)
Less: net income (loss) attributable to redeemable noncontrolling interest	—	—	—		—
Net (loss) income attributable to controlling interest	$(8,098,000)	$674,000	(188,000)		$(7,612,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.05)				$(0.04)
Weighted average number of common shares outstanding — basic and diluted	165,407,740				174,265,357	(M)
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014

	Company Historical(E)	Pennsylvania Senior Housing Portfolio Historical(F)	Pro Forma Adjustments		Company Pro Forma
Revenues:
Real estate revenue	$3,481,000	$—	$—		$3,481,000
Resident fees and services	—	16,387,000	—		16,387,000
Total revenues	3,481,000	16,387,000	—		19,868,000
Expenses:
Property operating expenses	899,000	5,951,000	906,000	(G)	7,756,000
General and administrative	1,238,000	4,382,000	(144,000)	(H)	5,476,000
Acquisition related expenses	8,199,000	—	(58,000)	(I)	8,141,000
Depreciation and amortization	1,510,000	1,245,000	8,349,000	(J)	11,104,000
Total expenses	11,846,000	11,578,000	9,053,000		32,477,000
(Loss) income from operations	(8,365,000)	4,809,000	(9,053,000)		(12,609,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium)	(258,000)	(2,146,000)	1,621,000	(K)	(783,000)
Interest income	25,000	—	—		25,000
Other expense	—	(79,000)	79,000	(L)	—
Net (loss) income	(8,598,000)	2,584,000	7,353,000		(13,367,000)
Less: net income (loss) attributable to redeemable noncontrolling interest	—	—	—		—
Net (loss) income attributable to controlling interest	$(8,598,000)	$2,584,000	$(7,353,000)		$(13,367,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.66)				$(0.61)
Weighted average number of common shares outstanding — basic and diluted	13,052,785				21,910,402	(M)
The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015.
(A) As reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.
(B) Amounts represent the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of Pennsylvania Senior Housing Portfolio. The purchase price, plus closing costs and acquisition fees, was financed using $12,098,000 in an assumed mortgage loan and proceeds, net of offering proceeds, received from our offering. We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $2,994,000 to land, $76,970,000 to buildings and improvements, $635,000 to furniture, fixtures and equipment, $8,057,000 to in-place leases and $(1,156,000) to debt premium.
(C) Pennsylvania Senior Housing Portfolio was acquired using proceeds, net of offering costs, received from our offering through the acquisition date at $10.00 per share. We had excess cash on hand as of March 31, 2015, and therefore no additional proceeds are assumed raised as of March 31, 2015.
(D) Amount represents the acquisition-related expenses incurred in connection with the acquisition of Pennsylvania Senior Housing Portfolio, which are not included in the historical results.
2. Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2015 and for the Year Ended December 31, 2014.

(E) As reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 or our Annual Report on Form 10-K for the year ended December 31, 2014, as applicable.
(F) As reported in the historical financial statements of Pennsylvania Senior Housing Portfolio included in this Current Report on Form 8-K/A.
(G) Amount represents: (i) a reclass of property management fees from general and administrative expenses of $224,000 and $888,000, respectively, for the three months ended March 31, 2015 and for the year ended December 31, 2014, plus (ii) incremental property tax expense of $28,000 and $114,000, respectively, and (iii) a management fee increase of $1,000 and decrease of $96,000, respectively. Pursuant to the management services agreement entered into in connection with the transaction, the manager is paid a percentage of monthly collected revenues as a management fee (4.5% in the first annual period and 5.0% in successive annual periods). In addition, pursuant to our advisory agreement, our advisor is paid a monthly fee for services rendered in connection with property management oversight equal to 1.0% of gross monthly cash receipts. As such, we assumed that such agreements replaced the previous management agreement and that the year ended December 31, 2014 was the first annual term of those agreements.
(H) Amount represents: (i) a reclass of property management fees to property operating expenses of $224,000 and $888,000, respectively, for the three months ended March 31, 2015 and for the year ended December 31, 2014, (ii) a reclass of costs from other expense of $20,000 and $79,000, respectively, and (iii) incremental asset management fees of $166,000 and $665,000, respectively. Pursuant to our advisory agreement, our advisor is paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.75% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. At the time of acquisition of Pennsylvania Senior Housing Portfolio, our stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the three months ended March 31, 2015 and for the year ended December 31, 2014.
(I) We incurred a total of $3,530,000 in acquisition related expenses in connection with the acquisition of Pennsylvania Senior Housing Portfolio, $167,000 and $58,000, respectively, of which were incurred for the three months ended March 31, 2015 and for the year ended December 31, 2014. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014.
(J) Amount represents depreciation and amortization of expense on the allocation of the purchase price. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 39.0 years, 5.9 to 7.6 years, 0.8 to 2.3 years, and 1.0 to 2.3 years for buildings, improvements, furniture, fixtures and equipment and in-place leases, respectively.
(K) Amount represents: (i) elimination of debt that was extinguished as a result of the transaction, except for the assumption of a mortgage loan secured by one of the facilities, (ii) amortization of the debt premium on the assumed mortgage loan and (iii) amortization of the corresponding loan fees.
(L) Amount represents the reclassification of other expense to general and administrative expense to conform to our presentation.
(M) Amount represents the weighted average number of shares of our common stock from our offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of Pennsylvania Senior Housing Portfolio. The calculation assumes these proceeds were raised as of January 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

September 9, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Audit Firm, KMJ Corbin & Company LLP, dated September 9, 2015